Exhibit 32.1

Certification Required by 18 U.S.C. Sec. 1350

(Section 906 of the Sarbanes – Oxley Act of 2002)

In connection with the filing by Calcasieu Real Estate & Oil Co., Inc. (the “Company”) of the amended Annual Report on Form 10-KSB/A for the year ending December 31, 2004 (the “Report”), each of the undersigned hereby certifies, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Arthur Hollins III
Arthur Hollins, III
President

April 14, 2005